Exhibit 3.5 State of Delaware Secretary of State Division of Corporations Delivered 04:38PM 06/01/2010 FILED 04:35PM 06/01/2010 SRV 100616050 - 4830909 FILE CERTIFICATE OF INCORPORATION OF EXTANT COMPONENTS GROUP INTERMEDIATE, INC. ******** ARTICLE I. The name of the corporation (the "Corporation") is: Extant Components Group Intermediate, Inc. ARTICLE II. The address of the registered office of the Corporation in the State of Delaware is do Corporation Service Company, 2711 Centerville Road, Suite 400, Wihnington, Delaware 19808. The name of the registered agent ofthe Corporation at such address is Corporation Service Company, in the county of New Castle. ARTICLE III. The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware. ARTICLE lV. The total number of shares of stock which the Corporation shall have authority to issue is (a) 2,000 shares of common stock, par value $0.01 per share (the "Common Stock") and (b) 100 shares ofpreferred stock, par value $0.01 per share (the ''Preferred Stock"). Each holder of Common Stock shall be entitled to one vote for each share held. Common Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and have the benefit of all other rights of holders of Common Stock. The Preferred Stock may be issued from time to time in one or more series, each of which series shall have such distinctive designation or title and such number of shares as shall be fixed by the Board of Directors of the Corporation (the "Board of Directors") prior to the issuance of any shares thereof. Each such series of Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue of such series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it. The Board of Directors is further authorized to increase or decrease (but not below the number of shares outstanding) the number of shares of any series ofPreferred Stock subsequent to the issuance of shares of that series. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status of which they had prior to the adoption of the resolution originally fixing the number of shares of such series. ARTICLEV. The name and mailing address of the Sole Incorporator are as follows: Steven D. Poliner Willk.ie Parr & Gallagher LLP 787 Seventh Avenue New York, New York 10019-6099 ARTICLE VI. In furtherance and not in limitation of the powers conferred by statute, the bylaws of the Corporation may be made, altered, amended or repealed by the stockholders of the Corporation or by a majority of the entire Board of Directors. ARTICLE VII. Elections of directors need not be by written ballot. ARTICLE VIII. The following indemnification provisions shall apply to the persons enumerated below. 1. Right to Indemnification of Directors and Officers. The Corporation shall indemnify and hold harmless, to the fu1lest extent permitted by the General Corporation Law of the State of Delaware (the "DGCL") as it presently exists or may hereafter be amended, any person (an "Indemnified Person") who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding based upon or arising out of actions or omissions occurring after the date hereof and not based on any facts or obligations existing prior to the date hereof, whether civil, criminal, administrative, investigative or otherwise (a "Proceeding"), by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans (collectively, "Another Enterprise"), against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such Indemnified Person in such Proceeding; provided, however, that an Indemnified Person shall not settle, compromise or consent to judgment in any such Proceeding unless the Corporation shall have consented thereto in writing. Notwithstanding the preceding sentence, except as otherwise provided in Section 3 of this Article VIII, the Corporation shall be required to indemnify an Indemnified Person in connection with a Proceeding (or part thereof) commenced by such Indemnified Person only if -2-

the commencement of such Proceeding (or part thereof) by the Indemnified Person was authorized in advance by the Board of Directors. 2. Advancement of Expenses of Directors. The Corporation shall pay the expenses (including attorneys' fees) incurred by a person in defending any Proceeding based upon or arising out of actions or omissions occurring after the date hereof and not based on any facts or obligations existing prior to the date hereof in advance of its final disposition by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director of the Corporation or, while a director of the Corporation, is or was serving at the request of the Corporation as a director of Another Enterprise (a "Director Indemnified Person"); provided, however, that (i) such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking from the Director Indemnified Person to repay all amounts advanced if it should ultimately be determined that the Director Indemnified Person is not entitled to be indemnified under this Article VIII or otherwise, and (ii) this subsection 2 shall not be deemed to apply to directors who are or were officers, employees or agents of the Corporation or Another Enterprise, which persons shall be subject to subsection 5 below. 3. Claims by Directors and Officers. If a claim for indemnification by an Indemnified Person or advancement of expenses by a Director Indemnified Person under this Article VIII is not paid in full within ninety (90) days after a valid written claim therefor by the Indemnified Person or Director Indemnified Person, as applicable, has been received by the Corporation, the Indemnified Person or Director Indemnified Person, as applicable, may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action, the Corporation shall have the burden of proving that the Indemnified Person or Director Indemnified Person, as applicable, is not entitled to the requested indemnification or advancement of expenses under this Certificate of Incorporation. 4. Indemnification of Employees and Agents. The Corporation may indemnify and advance expenses to any person who was or is made or is threatened to be made or is otherwise involved in any Proceeding by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a non-director or non-officer employee or agent of the Corporation or, while a non-director or non-officer employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of Another Enterprise against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such person in connection with such Proceeding; provided, however, that shall the Corporation determine to indemnify and advance expenses to any such person, such person shall not settle, compromise or consent to judgment in any such Proceeding unless the Corporation shall have consented thereto in writing. The ultimate determination of entitlement to indemnification of persons who are non-director or non-officer employees or agents shall be made in such manner as is determined by the Board of Directors in its sole discretion. Notwithstanding the foregoing sentence, the Corporation shall not be required to indemnify a person in connection with a Proceeding initiated by such person if the Proceeding was not authorized in advance by the Board of Directors. / -3-

5. Advancement of Expenses of Officers, Employees and Agents. The C01poration may pay the expenses (incJuding attorneys' fees) incurred by an officer, employee or agent in defending any Proceeding in advance ofits final disposition on such terms and conditions as may be determined by the Board of Directors; provided, however, that such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking from the officer, employee or agent to repay all amounts advanced if it should ultimately be determined that the officer, employee or agent is not entitled to be indemnified under this Article VIII or otherwise. 6. Non-Exclusivity of Rights. The rights conferred on any person by this Article VIII shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation or the Bylaws of the Corporation, agreement, vote of stockholders or disinterested directors or otherwise. 7. Insurance. The Board of Directors may, to the full extent permitted by the DGCL as it presently exists, or may hereafter be amended from time to time, authorize an appropriate officer or officers to purchase and maintain at the Corporation's expense insurance: (a) to indemnify the Corporation for any obligation which it incurs as a result of the indemnification of directors, officers, agents and employees under the provisions of this Artide VIII; and (b) to indemnify or insure directors, officers, agents and employees against liability in instances in which they may not otherwise be indemnified by the Corporation under the provisions of this Article VIII. 8~ Amendment or Reoeal. The rights to indemnification and advancement of expenses conferred upon any current or former director or officer of the Corporation pursuant to this Article VIII (whether by reason of the fact that such person is or was a director or officer of the Corporation, or while serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of Another Enterprise) shall be contract rights, shall vest when such person becomes a director or officer of the Corporation, and shall continue as vested contract rights even if such person ceases to be a director or officer of the Corporation. Any amendment, repeal or modification of, or adoption of any provision inconsistent with, this Article VIII (or any provision hereof) shall not adversely affect any right to indemnification or advancement of expenses granted to any person pursuant hereto with respect to any act or omission of such person occurring prior to the time of such amendment, repeal, modification or adoption (regardless of whether the Proceeding relating to such acts or omissions, or any proceeding relating to such person's rights to indemnification or to advancement of expenses, is commenced before or after the time of such amendment, repeal, modification or adoption), and any such amendment, repeal, modification or adoption that would adversely affect such person's rights to indemnification or advancement of expenses hereunder shall be ineffective as to such person, except with respect to any threatened, pending or completed Proceeding that relates to or arises from (and only to the extent such Proceeding relates to or arises from) any act or omission of such person occurring after the effective time of such amendment, repeal, modification or adoptiqn. The rights provided hereunder shall inure to the benefit of any Indemnified Person and such person's heirs, executors and administrators. {Remainder of Page Intentionally Left Blank] -4-

THE UNDERSIGNED, being the Sole Incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware makes this Certificate of Incorporation, hereby declaring and certifying that this is his act and deed and the facts herein stated are true and, accordingly, has hereunto set his hand this 1st day of June, 2010. Steven D. Poliner Willkie Farr & Gallagher LLP 787 Seventh A venue New York, NY 10019